As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Nakamoto Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-3829824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 10th Ave South, Nashville, Tennessee (Address of Principal Executive Offices)	37203 (Zip Code)

Kindly MD, Inc. 2025 Equity Incentive Plan

(Full title of the plan)

David Bailey

Chief Executive Officer

Nakamoto Inc.

300 10th Ave South,

Nashville, TN 37203

(615) 676-8668
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Lynwood E. Reinhardt Anne G. Peetz Katherine E. Geddes Reed Smith LLP 2850 N. Harwood Street, Suite 1500 Dallas, TX 75201 Telephone: (469) 680-4220	Jeffrey G. Aromatorio, Esq. Reed Smith LLP 225 Fifth Avenue Pittsburgh, Pennsylvania 15222 (412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering (a) an additional 78,427,012 shares of common stock, par value $0.001 per share (the “Common Stock”), of Nakamoto Inc. (formerly known as Kindly MD, Inc.) (the “Registrant”) underlying “Substitute Awards” (as defined in the Kindly MD, Inc. 2025 Equity Incentive Plan (the “Plan”)) granted by the Registrant in connection with the Registrant’s acquisition of BTC Inc., as previously reported by the Registrant; and (b) an additional 21,597,316 shares of Common Stock pursuant to the provisions of the Plan that provide for an automatic annual increase in the number of shares reserved for issuance thereunder.

Pursuant to the Registration Statement on Form S-8 (File No. 333-290229) filed by the Registrant on September 12, 2025 (the “Prior Registration Statement”), the Registrant previously registered an aggregate of 37,611,971 shares of Common Stock under the Plan. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statement. The contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the equity compensation plans covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

(2)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 2, 2026, February 17, 2026, and February 26, 2026, to the extent the information in such report is filed and not furnished; and

(3)	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026, and including any amendments and reports filed for the purpose of updating such description

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

ITEM 8.	EXHIBITS

The following exhibits are hereby filed as part of this Registration Statement:

Exhibit Number	Exhibit Description
4.1	Certificate of Incorporation, dated as of December 17, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 21, 2026).

4.2	Certificate of Amendment, dated as of January 16, 2026 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 21, 2026).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 21, 2026).

5.1	Opinion of Reed Smith LLP (filed herewith).

23.1	Consent of Sadler, Gibb & Associates, LLC (filed herewith).

23.2	Consent of Reed Smith LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1	Kindly MD, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 filed with the Company’s Current Report on Form 8-K filed on May 20, 2025).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Nashville, Tennessee on March 31, 2026.

NAKAMOTO INC.

By:	/s/ David Bailey
David Bailey
Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Bailey and Teresa Gendron, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Bailey	Chief Executive Officer and Chairman	March 31, 2026
David Bailey	(Principal Executive Officer)

/s/ Teresa Gendron	Chief Financial Officer	March 31, 2026
Teresa Gendron	(Principal Financial Officer)

/s/ John Dalton	Chief Accounting Officer	March 31, 2026
John Dalton	(Principal Accounting Officer)

/s/ Charles P. Blackburn	Director	March 31, 2026
Charles P. Blackburn

/s/ Perianne Boring	Director	March 31, 2026
Perianne Boring

/s/ Timothy Pickett	Director	March 31, 2026
Timothy Pickett

/s/ Greg Xethalis	Director	March 31, 2026
Greg Xethalis

/s/ Mark Yusko	Director	March 31 , 2026
Mark Yusko